SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED) : JUNE 30, 2006

                          COMMISSION FILE NO. 000-49756


                           THE WORLD GOLF LEAGUE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                                      95-0201235
    -------------------------------            ---------------------------------
   (STATE OR OTHER JURISDICTION OF            (IRS EMPLOYER IDENTIFICATION  NO.)
   INCORPORATION  OR  ORGANIZATION)


     2139 STATE ROAD 434, SUITE 101, LONGWOOD, FLORIDA           32779
    -------------------------------------------------       --------------
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                                 (407) 331-6272
                     --------------------------------------
                           (ISSUER  TELEPHONE NUMBER)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  5.01  CHANGES  IN  CONTROL  OF  REGISTRANT.

     On July 5, 2006, The World Golf League, Inc.'s (the "Company," "we," "us") Board of Directors unimously approved via consent to action without a meeting, the issuance to our Chief Executive Officer and Director, Michael S. Pagnano, of five million (5,000,000) shares of our Series A Preferred Stock. Mr. Pagnano previously held five million (5,000,000) shares of our Series A Preferred Stock, and as a result of the additional issuance, he now holds ten million (10,000,000) shares of Series A Preferred Stock, which entitles him to vote three billion (3,000,000,000) shares of our common stock (with each share of Series A Preferred Stock having the right to vote three hundred (300) shares of our common stock). As a result, Mr. Pagnano has the right to vote 3,040,662,518 shares of our common stock (3,000,000,000 shares in connection with his ownership of 10,000,000 shares of our Series A Preferred Stock, which shares of Series A Preferred Stock are each above to vote 300 shares of our common stock; 37,219,368 shares of common stock which he holds individually, and 3,443,150 shares of common stock held by Mr. Pagnano's wife), representing approximately 55.3% of our common stock as of the filing of this report, based on 5,499,994,293 voting shares (which number includes the 3,000,000,000 shares Mr. Pagnano can vote due to his ownership of our Series A Preferred Stock and 2,499,994,293 shares of our common stock issued and outstanding as of July 5,
2006).

     The Series A Preferred Stock is explained in greater detail below under "Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year."

ITEM  5.03  AMENDMENTS  TO ARTICLES OF INCROPROATION OR BYLAWS; CHANGE IN FISCAL
YEAR

     On June 30, 2006, we filed an Amended Certificate of Designations of our Series A Preferred Stock ("Amendment") with the Secretary of State of Delaware to increase the number of authorized shares of Series A Preferred Stock from five million (5,000,000) shares as was provided under the amended designation filed on April 28, 2006 to ten million (10,000,000) shares of Series A Preferred Stock, which Amendment was approved by the unanimous consent of our Board of Directors on June 29, 2006. The original Certificate of Designation establishing the designations, preferences, limitations and relative rights of our Series A Preferred Stock was filed with the Secretary of State of Delaware on September 30, 2003. Subsequent to September 2003, the Board of Directors approved the issuance of 1,000,000 shares of Series A Preferred Stock to Michael Pagnano in consideration for services rendered to the Company as its Chief Executive Officer. On May 1, 2006, our Board of Directors unanimously approved the issuance to our Chief Executive Officer and Director, Michael S. Pagnano, of four million (4,000,000) shares of our Series A Preferred Stock.

     The Series A Preferred Stock ranks senior to any shares of common stock with respect to distributions upon liquidation, dissolution or winding up, except as limited below. The holders of the Series A Preferred Stock are:

     o    not  entitled  to  receive  any  dividends  paid  on  common  stock;

     o not entitled to receive out of our assets available for distribution any distribution of assets in the event of a voluntary and/or involuntary liquidation,

     o entitled to elect one director, voting separately as a class, as provided in the Certificate of Designations;

     o able to redeem any or all of the outstanding shares of Series A Preferred Stock at a per share redemption price of $0.05 per share (or $500,000 in aggregate); and

     o    not  able  convert  the  preferred  stock into shares of common stock.

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     Additionally,  while  the  Series  A Preferred Stock is outstanding, we may not, without the affirmative vote of 66 and 2/3% of all the outstanding shares of Series A Preferred Stock, voting separately as a class, amend, alter or repeal any provision of our certificate of incorporation or bylaws, if such change would adversely affect the rights of the Series A Preferred Stock or any reclassification of the Series A Preferred Stock; or amend, alter or repeal any provision of the Statement of Designations of the Series A Preferred Stock.

     Each share of Series A Preferred Stock is able to vote three hundred (300) shares of our common stock.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

c)  Exhibits:

     3.1(1)     Certificate  of  Designations  of  Series  A  Preferred  Stock

     3.2(2) Certificate of Amendment to the Certificate of Designations of Series A Preferred Stock

     3.3(*) Certificate of Amendment to the Certificate of Designations of Series A Preferred Stock

(1) Filed as Exhibit 3.1 to our report on Form 8-K filed with the Commission on October 10, 2003, and incorporated herein by reference.

(2) Filed as Exhibit 3.2 to our report on Form 10QSB filed with the Commission on May 22, 2006

*  Filed  herewith.



                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  WORLD  GOLF  LEAGUE,  INC.
-------------------------------

July  5,  2006
/s/  Michael  S.  Pagnano
-------------------------
Michael  S.  Pagnano
Chief  Executive  Officer

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